UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES

EXCHANGE ACT OF 1934

May 10, 2007

Date of Report (Date of earliest event reported)

BASIN WATER, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-51991	20-4736881
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

8731 Prestige Court Rancho Cucamonga, CA		91730
(Address of principal executive offices)		(Zip Code)

(909) 481-6800

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 10, 2007, the Board of Directors of Basin Water, Inc. (the “Company”) adopted an amendment to the Company’s 2006 Equity Incentive Award Plan (the “Plan”) in order to change the definition of “Fair Market Value” from the closing price of the Company’s common stock on the last trading day preceding the date of determination to the closing price of the Company’s common stock on the date of determination. The Company adopted this amendment to the Plan in accordance with the recommendations of its compensation consultant. A copy of Amendment No. 1 to the Plan is attached hereto as Exhibit 10.22 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) The following exhibits are furnished herewith:

Exhibit No.	Document

10.22	Amendment No. 1 to Basin Water, Inc. 2006 Equity Incentive Award Plan dated May 10, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BASIN WATER, INC. (Registrant)

Date: May 16, 2007	By:	/s/ THOMAS C. TEKULVE
Thomas C. Tekulve Chief Financial Officer, Treasurer and Secretary